CONSENT OF INDEPENDENT ACCOUNTANTS

The Board of Directors
Triangle Bancorp, Inc.:

CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the registration statements of Triangle Bancorp, Inc. on Form S-8 (File Nos. 33-82020, 33-82022, 333-17511,
333-23131, 333-30091, and 333-40931) of our report dated December 19, 1997, on our audit of the supplemental consolidated financial statements of Triangle Bancorp, Inc. as of December 31, 1996 and 1995, and for each of the three years in the period ended December 31, 1996, giving retroactive effect to the merger consummated October 2, 1997, which report has been included in this Current Report on Form 8-K dated December 22, 1997.



Raleigh, North Carolina
December 22, 1997